Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-167388, 333-157417, 333-140238 and 333-104105) on Form S-8 and Registration Statements (Nos. 333-170140, 333-166277, 333-148779, 333-146691 and 333-138405) on Form S-3 of Senesco Technologies, Inc and Subsidiary of our report dated September 28, 2011, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Senesco Technologies, Inc and Subsidiary for the year ended June 30, 2011.

/s/ McGladrey & Pullen, LLP

New York, New York
September 28, 2011